Execution Copy
SUPPLEMENTAL INDENTURE
          SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 23, 2006, among Dobson Cellular Systems, Inc., an Oklahoma corporation (the “Company”), Dobson Communications Corporation, an Oklahoma corporation (the “Parent Guarantor”), Dobson Operating Co., LLC, an Oklahoma limited liability company and a subsidiary of the Parent Guarantor and a Guarantor (“DOC”), the Initial Subsidiary Guarantors and Bank of Oklahoma, National Association, as trustee, under the Indenture referred to below (the “Trustee”).
WITNESSETH
          WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of November 8, 2004, providing for the issuance of the Notes;
          WHEREAS, the Company has offered to purchase all of the 2011 Floating Rate Notes (the “Offer”) and has solicited consents to certain amendments to the Indenture pursuant to the Company’s Offer to Purchase and Consent Solicitation Statement dated May 8, 2006;
          WHEREAS, Section 9.02 of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture (other than the provisions listed in Section 9.02(d) of the Indenture) with the written consent of the Holders of at least a majority in principal amount of the series of Notes affected thereby;
          WHEREAS, in accordance with Section 9.02 of the Indenture, the Company has obtained the written consent to the proposed amendments to the Indenture (other than the provisions listed in Section 9.02(d) of the Indenture) from the Holders of at least a majority in principal amount of the series of Notes affected thereby;
          WHEREAS, Section 9.02(d) of the Indenture provides that the Company and the Trustee may not amend any of the provisions listed in clauses (i) through (xi) of such Section 9.02(d), including changing any installment of interest on any Notes, reducing the interest on any Notes or changing the optional redemption dates or optional redemption prices of any Notes, without the consent of each Holder affected by such amendment;
          WHEREAS, Holders of the 2011 Floating Rate Notes who have tendered their Notes pursuant to the Offer have agreed to amend the interest and redemption provisions of their tendered Notes that have been purchased by the Company to be substantially identical with the corresponding provisions of the 2011 Fixed Rate Notes and in connection therewith, have agreed to amendments of certain provisions listed in Section 9.02(d); and

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          WHEREAS, the Company is authorized to enter into this Supplemental Indenture by a Board Resolution, and the Trustee has received evidence satisfactory to the Trustee of the consent of the Holders as aforesaid and has received the documents described in Section 7.02 of the Indenture.
          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, it is mutually covenanted and agreed as follows:
ARTICLE ONE
DEFINITIONS
          Section 1.1 Defined Terms. Terms used in this Supplemental Indenture but not defined herein shall have the meaning assigned to such terms in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
          Section 1.2 Purchased Notes. The 2011 Floating Rate Notes tendered and purchased pursuant to the Offer shall be referred to herein as “Purchased Notes”.
          Section 1.3 Remaining Notes. The 2011 Floating Rate Notes not tendered or purchased pursuant to the Offer shall be referred to herein as “Unmodified Notes”.
ARTICLE TWO
AMENDMENTS TO INDENTURE
          Section 2.1 Amendments to Indenture. The Indenture shall be amended as follows:
          (a) Section 1.01 of the Indenture shall be amended by amending the definition of the term “Applicable Premium” to insert the words “or a 2011 Series B Fixed Rate Note” immediately following the “with respect to a 2011 Fixed Rate Note” and immediately before the words “, at any redemption date”.
          (b) Section 1.01 of the Indenture shall be further amended to insert the following definition therein in its proper alphabetical location:
     “‘2011 Series B Fixed Rate Notes’ means the 2011 Floating Rate Notes that pursuant to that certain Supplemental Indenture, dated as of May 23, 2006, among the Company, the Guarantors and the Trustee were amended and restated in the form of Exhibit A attached to such Supplemental Indenture, and any Additional Notes designated as 8 3/8% Series B First Priority Senior Secured Notes due 2011 by the Company.”.

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          (c) Section 2.15(b) of the Indenture shall be amended and restated to read as follows:
     “(b) (A) Interest on the 2011 Floating Rate Notes (other than the 2011 Series B Fixed Rate Notes) shall be calculated by the Calculation Agent as follows:
     (i) The amount of interest for each day that the 2011 Floating Rate Notes (other than the 2011 Series B Fixed Rate Notes) are outstanding (the “Daily Interest Amount”) shall be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the 2011 Floating Rate Notes (other than the 2011 Series B Fixed Rate Notes). The amount of interest to be paid on the 2011 Floating Rate Notes (other than the 2011 Series B Fixed Rate Notes) for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period.
     (ii) All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards); and
     (iii) The interest rate on the 2011 Floating Rate Notes (other than the 2011 Series B Fixed Rate Notes) will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. The Calculation Agent will, upon the request of the Holder of any 2011 Floating Rate Note (other than any 2011 Series B Fixed Rate Note), provide the interest rate then in effect with respect to the 2011 Floating Rate Notes (other than the 2011 Series B Fixed Rate Notes). All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Company, the Parent Guarantor, the Subsidiary Guarantors and the Holders of the 2011 Floating Rate Notes (other than the 2011 Series B Fixed Rate Notes). Interest on the 2011 Floating Rate Notes (other than the 2011 Series B Fixed Rate Notes) will be payable quarterly (to Holders of record at the close of business on the January 15, April 15, July 15 or October 15 immediately preceding the applicable interest payment date) on February 1, May 1, August 1, and November 1 of each year, commencing February 1, 2005.
     (B) Interest on the 2011 Series B Fixed Rate Notes shall accrue at the rate of 8.375% per annum and shall be payable semi-annually in arrears on May 1 and November 1, commencing on November 1, 2006. The Company shall

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make each interest payment to the Holders of record on the immediately preceding April 15 and October 15.”.
          (d) Section 3.01 of the Indenture shall be amended so that the notice of redemption period for the Trustee solely with respect to the redemption of any 2011 Floating Rate Notes (other than any 2011 Series B Fixed Rate Notes) shall be changed from “at least 45 days (unless a shorter period shall be agreed to by the Trustee) but not more than 60 days before a redemption date” to “at least 45 days (unless a shorter period shall be agreed to by the Trustee) but not more than 180 days before a redemption date.”
          (e) Section 3.02 of the Indenture shall be amended so that solely with respect to the redemption of any 2011 Floating Rate Notes (other than any 2011 Series B Fixed Rate Notes), in the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided in the Indenture, not less than 30 nor more than 180 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.
          (f) Section 3.03 of the Indenture shall be amended so that the notice of redemption period solely with respect to the redemption of any 2011 Floating Rate Notes (other than any 2011 Series B Fixed Rate Notes) shall be changed from “at least 30 days but not more than 60 days before a redemption date” to “at least 30 days but not more than 180 days before a redemption date.”
          (g) Section 3.03 of the Indenture shall be further amended so that solely with respect to the redemption of any 2011 Floating Rate Notes (other than any 2011 Series B Fixed Rate Notes), the Company shall have delivered its Officers’ Certificate to the Trustee at least 45 days (unless a shorter period shall be agreed to by the Trustee in writing) but not more than 180 days prior to the redemption date.
          (h) Section 3.07(b) of the Indenture shall be amended and restated to read as follows:
     “(b) (i) The Company may redeem the 2011 Floating Rate Notes (other than the 2011 Series B Fixed Rate Notes) at any time and from time to time on or after November 1, 2006, at its option, in whole or in part, at a redemption price equal to the percentage of principal amount set forth below, plus accrued and unpaid interest and Additional Interest, if any, on the 2011 Floating Rate Notes (other than the 2011 Series B Fixed Rate Notes) redeemed to the applicable redemption date, if redeemed during the 12-month period beginning on November 1 each of the years set forth below:

Year	Percentage
2006	102.000%
2007	101.000%
2008 and thereafter	100.000%

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     In addition to the preceding paragraph of this Section 3.07(b)(i), at any time and from time to time on or prior to November 1, 2006, the Company may redeem up to 35% of the principal amount of the 2011 Floating Rate Notes (other than the 2011 Series B Fixed Rate Notes) at a redemption price equal to 100% of their principal amount plus a premium equal to the interest rate per year that is applicable to the 2011 Floating Rate Notes (other than the 2011 Series B Fixed Rate Notes) on the date on which notice of redemption is given, plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed to the redemption date, with the proceeds of one or more sales of its Capital Stock (other than Disqualified Stock); provided that, in each case, such redemption date occurs within 180 days after consummation of such sale and at least 65% aggregate principal amount of the 2011 Floating Rate Notes (other than the 2011 Series B Fixed Rate Notes) offered and sold by the Company remains outstanding after each such redemption.
     (ii) The Company may redeem the 2011 Series B Fixed Rate Notes at any time and from time to time on or after November 1, 2008, at its option, in whole or in part, at a redemption price equal to the percentage of principal amount set forth below, plus accrued and unpaid interest and Additional Interest, if any, on the 2011 Series B Fixed Rate Notes redeemed to the applicable redemption date, if redeemed during the 12-month period beginning on November 1 each of the years set forth below:

Year	Percentage
2008	104.188%
2009	102.094%
2010 and thereafter	100.000%
     In addition to the preceding paragraph of this Section 3.07(b)(ii), at any time and from time to time on or prior to November 1, 2007, the Company may redeem up to 35% of the principal amount of the 2011 Series B Fixed Rate Notes at a redemption price equal to 108.375% of their principal amount, plus accrued and unpaid interest and Additional Interest, if any, on the 2011 Series B Fixed Rate Notes redeemed to the redemption date, with the proceeds of one or more sales of its Capital Stock (other than Disqualified Stock); provided that, in each case, such redemption date occurs within 180 days after consummation of such sale and at least 65% aggregate principal amount of the 2011 Series B Fixed Rate Notes offered and sold by the Company remains outstanding after each such redemption.
     In addition to the two preceding paragraphs of this Section 3.07(b)(ii), at any time prior to November 1, 2008, the Company may also redeem the 2011 Series B Fixed Rate Notes in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the date of

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redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date in respect of then outstanding 2011 Series B Fixed Rate Notes).”.
          (i) All references in Sections 1.01, 2.01 and 11.03 of the Indenture to Exhibit A-2 thereto as it relates to the 2011 Floating Rate Notes shall (i) in the case where such Floating Rate Notes are not 2011 Series B Fixed Rate Notes be construed to refer to Exhibit A-2 thereto as it relates to the 2011 Floating Rate Notes (other than the 2011 Series B Fixed Rate Notes) and (ii) in the case where such Floating Rate Notes are 2011 Series B Fixed Rate Notes be construed to refer to Exhibit A hereto as it relates to the 2011 Series B Fixed Rate Notes.
          (j) The Purchased Notes shall be amended and restated in the form of Exhibit A hereto, and the Trustee shall issue replacement certificates representing the amended Purchased Notes. As the Purchased Notes are 2011 Floating Rate Notes that have been amended pursuant to this Supplemental Indenture, the amended Purchased Notes, the Unmodified Notes and any Additional Notes designated as 2011 Series B Fixed Rate Notes shall continue to be treated, for purposes of the Indenture, as a single series of securities thereunder and, therefore, will be subject to and receive the benefits of all the terms and conditions that may be applicable to all 2011 Floating Rate Notes under the Indenture (as supplemented hereby), including, without limitation, Section 4.11 thereof and any provision thereof that provides for series voting.
ARTICLE THREE
MISCELLANEOUS
          Section 3.1 Ratification of Indenture; Supplemental Indenture Part of Indenture; Trustee’s Disclaimer; Security Documents. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture and is not responsible for any of the recitals or statements made herein, all of which are the recitals or statements of the Company and the Guarantors. The amended Purchased Notes shall continue to be subject to the same security interests provided in the Security Documents as the 2011 Floating Rate Notes, and the Trustee shall make any necessary amendments to the Security Documents to give effect thereto.
          Section 3.2 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
          Section 3.3 No Adverse Interpretation of Other Agreements. This Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person (other than the

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Indenture). Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture or the Indenture.
          Section 3.4 Severability. In case any provision in this Supplemental Indenture, the Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          Section 3.5 Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          Section 3.6 Headings, etc. The Headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

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          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
COMPANY:
DOBSON CELLULAR SYSTEMS, INC.
By: /s/ Ronald L. Ripley
Name: Ronald L. Ripley
Title:   Vice President
GUARANTORS:
DOBSON COMMUNICATIONS CORPORATION
By: /s/ Ronald L. Ripley
Name: Ronald L. Ripley
Title:   Vice President
DOBSON OPERATING CO., LLC
By: /s/ Ronald L. Ripley
Name: Ronald L. Ripley
Title:   Co-Manager
DOBSON LEASE CO., LLC
By: /s/ Ronald L. Ripley
Name: Ronald L. Ripley
Title:   Co-Manager

TRUSTEE:
BANK OF OKLAHOMA, NATIONAL ASSOCIATION
By: /s/ Rachel Redd-Singleton
Name: Rachel Redd-Singleton
Title:   Vice President and Trust Officer

EXHIBIT A
(Face of Note)
8 3/8% Series B First Priority Senior Secured Notes due 2011

CUSIP:	[144A – 256067 AH 2]
[Reg S – U2541D AE 0]

No.: ______	$
DOBSON CELLULAR SYSTEMS, INC.
promises to pay to Cede & Co. or registered assigns, the principal sum of                      Dollars ($                    ) on November 1, 2011.
Interest Payment Dates: May 1 and November 1, commencing November 1, 2006.
Record Dates: April 15 and October 15.
     IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

DOBSON CELLULAR SYSTEMS, INC

By:
Name:
Title:
This is one of the Global
Notes referred to in the
within-mentioned Indenture
BANK OF OKLAHOMA, NATIONAL ASSOCIATION
as Trustee

By:
Authorized Signatory
Dated: May 23, 2006

(Back of Note)
8 3/8% Series B First Priority Senior Secured Notes due 2011
     [THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OR IN ACCORDANCE WITH SECTION 9.05 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.] (1)
     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT), OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL

NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(K) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE, EXCEPT (A) TO DOBSON CELLULAR SYSTEMS, INC. OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO DOBSON CELLULAR SYSTEMS, INC. THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(K) UNDER THE SECURITIES ACT AFTER THE ORIGINAL ISSUANCE OF THE NOTES, THE HOLDER MUST SUBMIT THE CERTIFICATE OF TRANSFER REFERENCED IN THE INDENTURE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND DOBSON CELLULAR SYSTEMS, INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES,” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

(1)	Used on Global Note only.

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     1. INTEREST. Dobson Cellular Systems, Inc., an Oklahoma corporation (the “Company”), promises to pay interest on the principal amount of this Note at 8.375% per annum until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company shall pay interest and Additional Interest, if any, semi-annually on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on this Note shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 1, 2006; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be November 1, 2006. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
     2. METHOD OF PAYMENT. The Company shall pay principal, premium, if any, interest and Additional Interest, if any, on this Note to the Persons who are registered Holders at the close of business on the April 15 or October 15 next preceding the interest payment date, even if this Note is cancelled after such record date and on or before such interest payment date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The principal, premium, if any, and, as provided above, interest and Additional Interest, if any, on the Notes shall be payable by wire transfer of immediately available funds to the registered Holder of the relevant Global Note and, with respect to certificated Notes, by wire transfer of immediately available funds in accordance with instructions provided by the registered Holders of certificated Notes or, if no such instructions are specified, by mailing a check to each such Holder’s registered address. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     3. PAYING AGENT AND REGISTRAR. Initially, Bank of Oklahoma, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
     4. INDENTURE. The Company issued the Notes under an Indenture dated as of November 8, 2004 among the Company, the Guarantors and the Trustee, as amended by a Supplemental Indenture, dated as of May 23, 2006 among the Company, the Guarantors and the Trustee (the “Indenture”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.

Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
     5. OPTIONAL REDEMPTION.
     (a) The Company may redeem the 2011 Series B Fixed Rate Notes at any time and from time to time on or after November 1, 2008, at its option, in whole or in part, at a redemption price equal to the percentage of principal amount set forth below, plus accrued and unpaid interest and Additional Interest, if any, on the 2011 Series B Fixed Rate Notes redeemed to the applicable redemption date, if redeemed during the 12-month period beginning on November 1 of each of the years set forth below:

Year	Percentage
2008	104.188%
2009	102.094%
2010 and thereafter	100.000%
     (b) In addition, at any time and from time to time on or prior to November 1, 2007, the Company may redeem up to 35% of the principal amount of the 2011 Series B Fixed Rate Notes at a redemption price equal to 108.375% of their principal amount, plus accrued and unpaid interest and Additional Interest, if any, on the 2011 Series B Fixed Rate Notes redeemed to the redemption date, with the proceeds of one or more sales of its Capital Stock (other than Disqualified Stock); provided that, in each case, such redemption date occurs within 180 days after consummation of such sale and at least 65% aggregate principal amount of the 2011 Series B Fixed Rate Notes offered and sold by the Company remains outstanding after each such redemption.
     (c) In addition to the foregoing, at any time prior to November 1, 2008, the Company may also redeem the 2011 Series B Fixed Rate Notes in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date in respect of then outstanding 2011 Series B Fixed Rate Notes).
     6. MANDATORY REDEMPTION.
     Except as described below under Sections 4.11 and 4.15 of the Indenture, the Company shall not be required to make any mandatory redemption of, sinking fund payments for, or offer to repurchase any Notes.
     7. REPURCHASE AT OPTION OF HOLDER.
     (a) If a Change of Control Triggering Event occurs, each Holder shall have the right to require the Company to repurchase all or any part of such Holder’s Notes pursuant to a Change of Control Offer in cash at a price equal to 101% of the aggregate principal amount of

Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, to the repurchase date. Within 30 days following any Change of Control Triggering Event, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.
     (b) The Company shall be required to use the Net Cash Proceeds and the Excess Proceeds from any Asset Sale under certain circumstances as required in the Indenture to make an Asset Sale Offer to the Holders of the Notes (and, in the case of an Asset Sale relating to the use of Excess Proceeds, from the holders of any Applicable Pari Passu Indebtedness) on a pro rata basis (based on the aggregate principal amount of 2011 Fixed Rate and 2011 Floating Rate Notes and, if applicable, Applicable Pari Passu Indebtedness), an aggregate principal amount of the Notes and Applicable Pari Passu Indebtedness, if applicable, equal to such Net Cash Proceeds or Excess Proceeds, as the case may be. The repurchase price shall be equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the payment date. The Company shall effect any Asset Sale Offer in accordance with the procedures set forth in the Indenture.
     8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose 2011 Series B Fixed Rate Notes are to be redeemed at its registered address. 2011 Series B Fixed Rate Notes and portions of 2011 Series B Fixed Rate Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the 2011 Series B Fixed Rate Notes of a Holder are to be redeemed, the entire outstanding amount of 2011 Series B Fixed Rate Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. On and after the redemption date interest ceases to accrue on 2011 Series B Fixed Rate Notes, or portions thereof, called for redemption.
     9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding interest payment date.
     10. COLLATERAL. The Company’s obligations under the Notes and the Indenture are secured by First Priority Liens on the Primary Collateral and Second Priority Liens on the Other Collateral in accordance with the terms of the Security Documents and Article 12 of the Indenture. The rights and remedies of the Trustee and the Holders of the Notes secured by the First Priority Liens and the Second Priority Liens are limited by and subject to the terms of the Security Documents.
     11. GUARANTEES. The Notes will be entitled to the benefits of certain Note Guarantees made for the benefit of the Holders. The respective rights, limitations of rights, duties and obligations of the Guarantors, the Trustee and the Holders are set forth in the Indenture.
     12. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
     13. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Security Documents may be amended or supplemented by the Company, the Guarantors and the Trustee, with the consent of the Holders of at least a majority in principal amount of the then outstanding series of Notes affected thereby voting as a single class. However, the Indenture or the Security Documents may only be amended or modified with the consent of each affected Holder of the 2011 Floating Rate Notes: to change the Stated Maturity of the principal of, or any installment of interest on, any such Notes; to reduce the principal amount of, premium, if any, or interest on, any such Notes; to change the place or currency of payment of principal or premium, if any, or interest on, any such Notes; to impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the redemption date) of any such Notes or any Note Guarantee; to change the optional redemption dates or optional redemption prices of such Notes from that stated under Section 3.07 of the Indenture; to amend, change or modify the obligation of the Company to make and consummate an Asset Sale Offer under Section 4.11 of the Indenture after the obligation to make such Asset Sale Offer has arisen or the obligation of the Company to make and consummate an Offer to Purchase under Section 4.15 of the Indenture after a Change of Control Triggering Event has occurred, including, in each case, amending, changing or modifying any definition relating thereto in any material respect; reduce the above-stated percentage of such outstanding Notes the consent of whose Holders affected thereby is necessary to modify or amend the Indenture; to waive a default in the payment of principal of, premium, if any, or interest or Additional Interest on, such Notes; to release any Note Guarantee other than pursuant to the terms of the Indenture; to release all or substantially all of the Collateral from the Liens created by the Security Documents except as specifically provided by the Indenture and the Security Documents; or to reduce the percentage of aggregate principal amount of such outstanding Notes the consent of whose Holders affected thereby is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults. Without the consent of any Holder of a series of Notes affected thereby, the Indenture or the series of Notes affected thereby may be amended or supplemented to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption of the Company’s or a Guarantor’s obligations to such Holders in the case of a merger, consolidation or sale of all or substantially all the assets of the Company, the Parent Guarantor or DOC in compliance with the Indenture; to make any other change that would provide any additional rights or benefits to such Holders or that does not adversely affect the legal rights under the Indenture of any Holder; to evidence and provide for the acceptance of appointment by a successor trustee; to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust

Indenture Act of 1939; to comply with the provisions of Section 4.10 of the Indenture; to provide for the issuance of additional Notes in accordance with the Indenture; and to release Collateral from the Liens under the Indenture and the Security Documents when permitted by the Indenture and the Security Documents.
     14. DEFAULTS AND REMEDIES. Events of Default include, in summary form: (a) default in payment when due of the principal of or premium, if any, on the 2011 Floating Rate Notes; (b) default for 30 days in the payment when due of interest or Additional Interest, if any, on the 2011 Floating Rate Notes; (c) default in the performance of the provisions of Section 5.01 of the Indenture or failure to make or consummate an Asset Sale Offer or Change of Control Offer in accordance with Sections 4.11 and 4.15 of the Indenture or a breach of Sections 4.07 and 4.09 of the Indenture; (d) default for 45 days after notice in the performance of or breach of any other covenant or agreement of the Company and the Guarantors (other than a default specified in clause (a), (b) or (c) above); (e) the nonpayment within a 45 days grace period after the final maturity, or the acceleration by the Holders because of a default continuing after a 45 days grace period following such acceleration, of Indebtedness of the Company, any Guarantor or any Significant Subsidiary, and the total amount of such Indebtedness unpaid or accelerated exceeds $50.0 million; (f) failure by the Company, any Guarantor or any Significant Subsidiaries to pay final judgments (not covered by insurance) aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 45 consecutive days; (g) certain events of bankruptcy or insolvency with respect to the Company, any Guarantor or any Significant Subsidiaries; (h) any Guarantor repudiates its obligation under its Note Guarantee or, except as permitted by the Indenture, any Note Guarantee is determined to be unenforceable or invalid or for any reason ceases to be in full force and effect; and (i) with respect to each of the Company, the Parent Guarantor, DOC or any Restricted Subsidiaries: default in the performance of the Security Documents, the occurrence of any event affecting the validity, perfection or priority of the Liens on a material portion of the Collateral, the repudiation of its material obligations under the Security Documents, or the determination in a judicial proceeding that the Security Documents are unenforceable against it, if such default, occurrence, repudiation or determination is not waived or cured within 60 days after notice thereof. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes affected thereby may declare all the Notes to be due and payable, subject to certain conditions. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes affected thereby then outstanding by notice to the Trustee may on behalf of the Holders waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest and premium, if any, on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     15. DEFEASANCE. The Indenture and the obligations under the Notes may be defeased (subject to certain exceptions) or the Company may cease to comply with certain covenants of the Indenture, upon satisfaction of the conditions specified in Article 8 of the Indenture.
     16. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
     17. NO RECOURSE AGAINST OTHERS. No recourse for the payment of the principal of, premium, if any, or interest or Additional Interest, if any, on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor contained in the Indenture or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or past, present or future director, officer, employee, controlling Person or stockholder of the Company or any Guarantor. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
     18. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
     19. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     20. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of November 8, 2004, between the Company, the Guarantors and the parties named on the signature pages thereof (the “Registration Rights Agreement”).
     21. CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
     22. AMENDED 2011 FLOATING RATE NOTES. Notes designated as “8 3/8% Series B First Priority Senior Secured Notes due 2011” include 2011 Floating Rate Notes that pursuant to that certain Supplemental Indenture, dated as of May 23, 2006, among the Company, the Guarantors and the Trustee, were amended and restated in the form of Exhibit A to such Supplemental Indenture. This Note is one of the 2011 Series B Fixed Rate Notes

referred to in the Indenture. This Note, any other 2011 Series B Fixed Rate Notes and any other 2011 Floating Rate Notes that were not modified pursuant to such Supplemental Indenture to be in the form of Exhibit A to such Supplemental Indenture shall continue to be treated, for purposes of the Indenture, as a single series of securities thereunder and, therefore, will be subject to and receive the benefits of all the terms and conditions that may be applicable to all 2011 Floating Rate Notes under the Indenture, including, without limitation, Section 4.11 thereof and any provision thereof that provides for series voting.
     The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:
Dobson Cellular Systems, Inc.
14201 Wireless Way
Oklahoma City, Oklahoma 73134
Attention: Treasurer

ASSIGNMENT FORM
To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint                                                              to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee:

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Note purchased by the Company pursuant to Section 4.11 or 4.15 of the Indenture, check the box below:
     [ ] Section 4.11                               [ ] Section 4.15
     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.11 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $
Date:

Your Signature:
(Sign exactly as your name appears on the Note)
Signature Guarantee:
Tax Identification No:

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

		Amount of increase	Principal Amount of	Signature of
	Amount of decrease	in Principal	this Global Note	authorized officer
	in Principal Amount	Amount of this	following such	of Trustee or
Date of Exchange	of this Global Note	Global Note	decrease (or increase)	Custodian

NOTE GUARANTEE
     For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest on this Note (and including Additional Interest payable thereon) in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article 11 of the Indenture and this Note Guarantee. This Note Guarantee will become effective in accordance with Article 11 of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Note Guarantee shall not be affected by the fact that it is not affixed to any particular Note.
     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of November 8, 2004, among Dobson Cellular Systems, Inc., an Oklahoma corporation, Dobson Communications Corporation, Dobson Operating Co., LLC, a subsidiary of the Parent Guarantor and a Guarantor, the Initial Subsidiary Guarantors (as defined therein) and Bank of Oklahoma, National Association, as trustee (the “Trustee”), as amended by a Supplemental Indenture, dated as of May 23, 2006 among the Company, the Guarantors and the Trustee, and as the same may be further amended or supplemented (the “Indenture”).
     The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee and all of the other provisions of the Indenture to which this Note Guarantee relates.
     THE INTERNAL LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF, SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE GUARANTEE. Each Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Note Guarantee.
     This Note Guarantee is subject to release upon the terms set forth in the Indenture.
     IN WITNESS WHEREOF, each Guarantor has caused its Note Guarantee to be duly executed.

Date:

[NAME OF GUARANTOR], as Guarantor

By:

Name:
Title: